PROSPECTUS SUPPLEMENT                      This Prospectus Supplement, filed
FOR THE PERIOD ENDING                      pursuant to Rule 424(b)(3),
OCTOBER 31, 1996 TO                        relates to Registration Statement
PROSPECTUS DATED                           33-71502-01 and the Prospectus
NOVEMBER 19, 1993                          dated November 19, 1993











                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 15, 1996


                          DISCOVER CARD MASTER TRUST I
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                       Not Applicable
--------                        -----------                   ---------------
(State of                       (Commission                    (IRS Employer
organization)                   File Number)                 Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                   19720
---------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184


                                  Not Applicable
                ------------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 98
                         Index to Exhibits is on page 7

Item 5.  Other Events

A)   Series 1993-1:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)   Series 1993-2:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)   Series 1993-3:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)   Series 1994-1:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)   Series 1994-2:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)   Series 1994-3:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)   Series 1994-A:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)   Series 1995-1:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)   Series 1995-2:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)   Series 1995-3:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)   Series 1996-1:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)   Series 1996-2:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)   Series 1996-3:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the October 1996 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)   Series 1996-4:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders Statement for the October 1996 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

O)   Series 1996-5:
On November 15, 1996 the Registrant made available the Monthly
Certificateholders Statement for the October 1996 Due Period with respect to Series 1996-5, which is attached as Exhibit 20(o) hereto.

P)   Increase in Size of Investor Certificate of Series 1994-A:
In accordance with Section 22 of the Series Supplement with respect to Series 1994-A, dated as of December 20, 1994, to the Pooling and Servicing Agreement, Greenwood as Seller has elected to increase the Class Investor Interest of Series 1994-A from $1,750,000,000 to $2,100,000,000. The increase in the Class Investor Interest became effective as of October 31, 1996.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.               Description
------- --                -----------
20(a)                     Monthly Certificateholders' Statement, related to
                          the Due Period ending October 31, 1996, for Series
                          1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-4.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for
                          Series 1996-5.

                                SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DISCOVER CARD MASTER TRUST I
                                          (Registrant)

                                     By: GREENWOOD TRUST COMPANY
                                         as originator of the Trust


                                     By:  John J. Coane
                                        ------------------------------------
                                          John J. Coane
                                          Vice President, Director of
                                          Accounting and Treasurer


Date: November 15, 1996

                                 EXHIBIT INDEX

Exhibit No.               Description
------- ---               -----------
20(a)                     Monthly Certificateholders' Statement, related to
                          the Due Period ending October 31, 1996, for Series
                          1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-4.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1996, for Series
                          1996-5.